                                                                                                                                                Exhibit 23.2

Consent of Independent Registered Public Accounting Firms

We consent to the incorporation by reference in the registration statement (and the related prospectus) on Form S-3 of Norfolk Southern Corporation of our report dated January 27, 2004, with respect to the consolidated balance sheets of Conrail Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 Annual Report on Form 10-K of Norfolk Southern Corporation.  Our report refers to the adoption by Conrail Inc. of Financial Accounting Standards Board Statement No. 143, "Accounting for Asset Retirement Obligations," effective January 1, 2003.

/s/ KPMG LLP                                                                        /s/ Ernst & Young LLP
Norfolk, Virginia                                                                     Jacksonville, Florida
September 28, 2004                                                                September 28, 2004